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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80167) of Popular, Inc. of our report dated June 26, 2001 relating to the financial statements of Popular, Inc. USA Profit Sharing/401(K) Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP

New York, New York
June 28, 2001